Limited Liability Company Agreement

of

PLM Rail Partners, LLC

Limited Liability Company Agreement
of
PLM Rail Partners, LLC

This Limited Liability Company Agreement of PLM Rail Partners, LLC, a Delaware limited liability company (the “Company”), is made and entered into as of June 29, 2004 (as amended and in effect from time to time, this “Agreement”), by and among the signatories hereto.

Recitals

Whereas, the Company was formed pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et seq. (as amended and in effect from time to time the “Delaware Act”), by filing the Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware and entering into this Agreement; and

Whereas, the parties have agreed to operate a limited liability company in accordance with the terms and subject to the conditions set forth in this Agreement;

Now, Therefore, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members (as hereinafter defined) hereby agree as follows:

Article I

Defined Terms

Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

“Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a)credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the next to the last sentences of the Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) after taking into account any changes during such year in Company minimum gain and Member minimum gain (as determined under such Regulations); and

(b)debit to such Capital Account the items described in Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

“Administrative Agent” shall have the meaning assigned to it in the Loan Agreement.

“Affiliate” shall mean, with respect to any Member, any other Person controlling, controlled by or under common control with, such Person. As used in this definition, “control,” “controlled by” and “under common control with” mean the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Agreement, including all Exhibits hereto, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

“Asset Transfer Agreements” shall have the meaning assigned to it in the Loan Agreement.

“Assignments” shall have the meaning assigned to it in the Loan Agreement.

“Bills of Sale” shall have the meaning assigned to it in the Loan Agreement.

“Bona Fide Offer” has the meaning set forth in Section 5.3(b).

“Book Gain” or “Book Loss” shall mean the gain or loss recognized by the Company for Code Section 704(b) book purposes in any Fiscal Year or other period by reason of the sale, exchange or other disposition of any Company asset. Such Book Gain or Book Loss shall be computed by reference to the Book Value of such asset as of the date of such sale, exchange or other disposition, rather than by reference to the tax basis of such asset as of such date, and each and every reference herein to “gain” or “loss” shall be deemed to refer to Book Gain or Book Loss, rather than to tax gain or tax loss, unless otherwise expressly provided herein.

“Book Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(i)the initial Book Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Manager; provided that the initial Book Values of the asset to be contributed to the Company pursuant to Section 4.1 hereof shall be as set forth on Exhibit A dated June 29, 2004 attached hereto and Exhibit A dated July 1, 2004 attached hereto;

(ii)the Book Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Manager as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; (C) to the extent permitted under proposed or final Regulations, the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member of the Company acting in a Member capacity, or by a new member of the Company acting in a Member capacity or in anticipation of being a Member; and (D) the liquidation of the Company within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g); provided that an adjustment described in clauses (A), (B) and (C) of this paragraph shall be made only if the Manager reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Members in the Company;

(iii)the Book Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Manager; and

(iv)the Book Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (iv) of the definition of “Net Profit” and “Net Loss.”

If the Book Value of an asset has been determined or adjusted pursuant to subparagraph (i), (ii) or (iv), such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Capital Account” shall mean, with respect to any Member, the account maintained for such Member in accordance with the provisions of Section 4.6 hereof.

“Capital Contribution” shall mean with respect to any Member, the total amount of cash, plus the fair market value of any other property (net of liabilities assumed or to which the property is subject) or assets contributed or deemed to be contributed to the Company with respect to the LLC Interest held by such Member pursuant to the terms of this Agreement.

“Certificate” shall mean the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the Secretary pursuant to the Delaware Act.

“Closing Date” shall have the meaning assigned to it in the Loan Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

“Company” has the meaning set forth in the Recitals hereto.

“Company Minimum Gain” shall have the meaning set forth in Section 1.704-2(b)(2) and 1.704-2(d) of the Regulations for “partnership minimum gain.”

“Covered Person” shall mean any Member, any Affiliate of a Member or any officer, director, member, manager, partner, employee, representative or agent of the Company, any Member or any of their respective Affiliates.

“Delaware Act” has the meaning set forth in the Recitals hereto.

“Depreciation” shall mean for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period for federal income tax purposes, except if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of any such year or other period, Depreciation shall be an amount that bears the same relationship to the Book Value of such asset as the depreciation, amortization or other cost recovery deduction computed for tax purposes with respect to such asset for the applicable period bears to the adjusted tax basis of such asset at the beginning of such period, or if such asset has a zero adjusted tax basis, Depreciation shall be an amount determined under any reasonable method selected by the Manager, with the advice of its independent accountants.

“Distribution” shall mean cash or property (net of liabilities assumed or to which the property is subject) distributed to a Member or an assignee in respect of the Member’s LLC Interest in the Company.

“Equipment” shall have the meaning assigned to it in Section 2.02 of the Security Agreement.

“Equipment Closing” has the meaning set forth in Section 5.5(c).

“Equipment Leases” shall have the meaning assigned to it in the Security Agreement.

“Equipment Notice” has the meaning set forth in Section 5.5(b).

“Equipment Offer” has the meaning set forth in Section 5.5(b).

“Equipment Option” has the meaning set forth in Section 5.5(c).

“Equipment Option Exercise Period” has the meaning set forth in Section 5.5(c).

“Event of Default” shall have the meaning assigned to it in the Loan Agreement.

“Exercising Member” has the meaning set forth in Section 5.5(c).

“Fiscal Year” means (i) the period that commenced upon the formation of the Company and ending on December 31, 2004, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in clause (ii) of this sentence for which the Company is required to allocate Net Profits, Net Losses and other items of Company income, gain, loss or deduction pursuant to Article IX hereof.

“Identified Third Party” has the meaning set forth in Section 5.3(b).

“Independent Manager” shall mean, so long as any Obligation under the Loan Documents shall remain outstanding, a Person designated as such by the Administrative Agent.

“Interest Certificate” has the meaning set forth in Section 4.3.

“Lenders” shall have the meaning assigned to it in the Loan Agreement.

“LLC Interest” shall mean a Member’s share of Net Profits and Net Losses of the Company, the right to receive distributions from the Company, the right to inspect the Company’s books and records and the right to participate in the management of and vote on matters coming before the Company, as evidenced by an Interest Certificate.

“Loan Agreement” shall mean the Loan Agreement to be entered into, on or about the date hereof, by the Company, as Borrower, the Lenders party thereto, and HSH Nordbank AG, New York Branch, as Administrative Agent.

“Loan Documents” shall have the meaning assigned to it in the Loan Agreement.

“Management Agreement” has the meaning set forth in Section 6.1.

“Manager” shall mean each Person signing this Agreement and each Person who subsequently is admitted, as a Manager in accordance with the terms hereof.

“Member” shall mean each Person signing this Agreement and any Person, who subsequently is admitted as a Member in accordance with the terms hereof.

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

“Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

“Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

“Net Profit” and “Net Loss” shall mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss, respectively, for such year or period, determined in accordance with Section 703(a) of the Code (taking into account all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments:

(i)any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this provision shall be added to such taxable income or loss;

(ii)any expenditures of the Company described in Section 705(a)(2)(B) of the Code (relating to expenditures which are neither deductible nor properly chargeable to capital) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this provision, shall be subtracted from such taxable income or loss;

(iii)Book Gain or Book Loss from the sale or other disposition of any asset of the Company shall be taken into account in lieu of any tax gain or tax loss recognized by the Company by reason of such sale or other disposition; and

(iv)in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed as provided in this Agreement.

“Nonrecourse Deductions” shall have the meaning set forth in Regulations Section 1.704-2(b)(1).

“Obligations” shall have the meaning assigned to it in the Security Agreement.

“Offered LLC Interests” has the meaning set forth in Section 5.3(b).

“Offeror” has the meaning set forth in Section 5.5(b).

“Option” has the meaning set forth in Section 5.3(c).

“Option Closing” has the meaning set forth in Section 5.3(c).

“Option Exercise Period” has the meaning set forth in Section 5.3(c).

“Option Holder” has the meaning set forth in Section 5.3(c).

“Original Member” shall mean each of PLM Equipment Growth Fund V, PLM Equipment Growth Fund VI and PLM Equipment Growth & Income Fund VII and their respective Affiliates as long as such Person is a Member.

“Other Member” shall mean each Member other than an Original Member.

“Percentage Interest” shall mean, with respect to any Member as of any date, the ratio (expressed as a percentage) of the aggregate amount of such Member’s Capital Contribution, represented by the LLC Interests as set forth on Exhibit A attached hereto, on such date to the aggregate amount of Capital Contributions represented by the LLC Interests of all of the Members set forth on Exhibit A attached hereto on such date.

“Permitted Distributions” has the meaning set forth in Section 9.1.

“Person” shall mean any individual, partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

“Pledge Agreement” shall mean the Pledge Agreement to be entered into, on or about the date hereof, by each Original Member and Transportation Equipment-PLM, LLC, as Pledgors, and HSH Nordbank AG, New York Branch, as Secured Party.

“Qualified Income Offset” shall have the meaning set forth in Regulations Section 1.704-1(b)(2)(ii)(d).

“Regulations” shall mean the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Secretary” shall mean the Office of the Secretary of State of the State of Delaware.

“Secured Creditors” shall have the meaning assigned to it in the Security Agreement or the Pledge Agreement.

“Secured Party” shall have the meaning assigned to it in the Security Agreement or the Pledge Agreement, as applicable.

“Security Agreement” shall mean the Security Agreement—Chattel Mortgage to be entered into, on or about the date hereof, by the Company, as Debtor and HSH Nordbank AG, New York Branch, as Secured Party.

“Security Interest” shall have the meaning assigned to it in the Loan Agreement.

“Tax Matters Partner” shall have the meaning set forth in Article XI.

“Transfer” shall mean any sale, hypothecation, pledge, assignment, attachment, encumbrance, abandonment, disposition or other transfer.

“Transfer Notice” has the meaning set forth in Section 5.3(b).

“Transferring Member” has the meaning set forth in Section 5.3(b).

“Two-Thirds Interest” shall mean sixty-six and two-thirds percent (66 2/3%) of the Percentage Interests.

Article II

Formation and Term

Section 2.1.Formation. (a) The Members have caused the formation of the Company as a Delaware limited liability company under and pursuant to the provisions of the Delaware Act and agree that the rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided herein.

(b)The name and business or mailing address of each Member, the Capital Contribution of each Member and each Member’s Percentage Interest shall be listed on Exhibit A attached hereto. The Manager shall update Exhibit A from time to time as necessary to accurately reflect the information therein. Any amendment or revision to Exhibit A made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Exhibit A shall be deemed to be a reference to Exhibit A as amended and in effect from time to time.

Section 2.2.Name of the Company. The name of the Company shall be “PLM Rail Partners, LLC.” As long as any Obligation under the Loan Documents shall remain outstanding, the business of the Company may not be conducted under any other name unless consented to in writing by the Administrative Agent.

Section 2.3.Existence. The existence of the Company commenced at the time of the filing of the Certificate with the Secretary and shall continue for a term ending April 21, 2019 unless dissolved before such date in accordance with the provisions of this Agreement.

Section 2.4.Registered Agent and Office. The Company’s registered agent and office in Delaware shall be Corporation Service Company at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. At any time, the Manager, in its sole discretion, may designate another registered agent and/or registered office.

Section 2.5.Principal Place of Business. The principal place of business of the Company shall be 1 North LaSalle Street, Suite 2700, Chicago, Illinois 60602. As long as any Obligation under the Loan Documents shall remain outstanding, the location of the Company’s principal place of business may not be changed unless consented to in writing by the Administrative Agent.

Article III

Purpose and Powers of the Company

Section 3.1.Purpose. As long as any Obligation under the Loan Documents shall remain outstanding, the Company’s sole object and purpose shall be (i) acquiring all of the rights, title and interests to and in the Equipment from the Original Members pursuant to the Asset Transfer Agreements and Bills of Sale, (ii) assuming all of the rights, title and interests in the Equipment Leases relating to the Equipment from the Original Members pursuant to the Assignments, (iii) borrowing funds from the Lenders related to its ownership of the Equipment pursuant to the Loan Agreement, (iv) granting the Security Interest to the Secured Party pursuant to the Security Agreement, (v) entering into a Management Agreement with the Manager for purposes of managing the Equipment, and (vi) engaging in any other activities contemplated and/or expressly permitted by the Loan Documents; provided, however, after all Obligations under the Loan Documents are satisfied, the Company may engage in any lawful act or activity which limited liability companies may engage in under the Delaware Act.

Section 3.2.Powers of the Company. (a) The Company shall have the power and authority to take any and all actions necessary, convenient or incidental to or for the furtherance of the purpose set forth in Section 3.1 hereof.

(b)The Manager may authorize any Person (including, without limitation, any other Member) to enter into and perform any document, instrument or agreement necessary, convenient or incidental to the accomplishment of the purpose set forth in Section 3.1 hereof on behalf of, and in the name of, the Company.

Article IV

Capital Contributions and Capital Accounts

Section 4.1.Capital Contributions. (a) Upon execution of this Agreement, each Member shall have contributed to the Company the Capital Contribution as set forth on Exhibit A dated June 29, 2004 attached hereto. On July 1, 2004, each Member shall have contributed to the Company the Capital Contribution as set forth on Exhibit A dated July 1, 2004 attached hereto.

(b)No Member shall be required to make any additional Capital Contributions to the Company. However, a Member may make additional Capital Contributions to the Company on terms and conditions satisfactory to, and only with the prior written consent of, the Manager.

Section 4.2.Member’s LLC Interest. A Member’s LLC Interest shall for all purposes be personal property. A Member has no interest in specific Company property. All LLC Interests shall be governed by and determined to be a “security” under Article 8 of the Uniform Commercial Code as adopted in the State of Delaware.

Section 4.3.Certificates. Each Member acquiring an LLC Interest in the Company shall be issued a certificate, in the form set forth in Exhibit C hereto, to evidence such LLC Interest (each, an “Interest Certificate”). All Interest Certificates shall be signed on behalf of the Company by the Manager. Moreover, an authorized partner, officer or manager of the relevant Member shall sign the Interest Certificate acknowledging receipt of such Interest Certificate. By accepting delivery of an Interest Certificate, each Member represents that it is not acquiring the Interest Certificate with a view to public distribution and the transfer of an Interest Certificate shall not be allowed if it would require registration under the United States Securities Act of 1933, as amended (the “Securities Act”), any other federal securities laws or regulations or the securities law or regulations of any other applicable jurisdiction. All Interest Certificates that are issued by the Company shall be a security governed by Article 8 of the Uniform Commercial Code of the State of Delaware.

Section 4.4.Lost Certificates. Except as provided in this Section 4.4, no new Interest Certificate shall be issued in lieu of an old Interest Certificate unless the latter is surrendered to the Company and canceled at the same time. The Manager of the Company shall, in case any Interest Certificate is lost, stolen or destroyed, authorize the issuance of a new Interest Certificate in lieu thereof.

Section 4.5.Status of Capital Contributions. (a) No Member shall have the right to withdraw any part of its Capital Contribution or otherwise to voluntarily or involuntarily withdraw from the Company. Each of the Members waives any and all rights that it may have to maintain an action for partition of the Company’s property or other property or to otherwise be paid any amount in respect of a withdrawal from the Company.

(b)No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise specifically provided in this Agreement.

(c)Except as provided in Section 4.7 hereof, no Member shall be liable for any debts, liabilities, contracts or obligations of the Company or be required to lend any funds to the Company. No Member shall have any liability for the repayment of any Capital Contributions of any other Member.

Section 4.6.Capital Accounts. A separate account (each, a “Capital Account”) shall be established and maintained for each Member which shall be increased by (i) the amount of cash and the fair market value, as determined by the Manager, of any other property contributed by such Member to the Company as a Capital Contribution (net of liabilities secured by such property or that the Company is considered to assume or take the property subject to pursuant to Code Section 752) and (ii) such Member’s share of the Net Profit of the Company, and the Capital Account shall be reduced by (i) the amount of cash and the fair market value, as determined by the Manager, of any other property distributed to such Member (net of liabilities secured by such property or that the Member is considered to assume or take the property subject to pursuant to Code Section 752) and (ii) such Member’s share of the Net Loss of the Company. It is the intention of the Members that the Capital Accounts of the Company be maintained in accordance with the provisions of Section 704(b) of the Code and the Regulations thereunder and that this Agreement be interpreted consistently therewith.

Section 4.7.Advances. If any Member shall advance any funds to the Company in excess of its Capital Contributions, the amount of such advance shall neither increase its Capital Account nor in any way affect such Member’s share of the Net Profits, Net Losses, credits and Distributions of the Company. The amount of any such advance shall be a debt obligation of the Company to such Member and shall be repaid to it by the Company upon such terms and conditions as shall be determined by the Manager; provided, however, as long as any Obligation under the Loan Documents shall remain outstanding, any such advance (i) shall be subordinated to the rights of the Secured Creditors under the Loan Documents in terms satisfactory to such Secured Creditors and (ii) shall only be repaid by the Company from funds available for Permitted Distributions. Any such advance shall be payable and collectible only out of Company assets, and the other Members shall not be obligated to repay any part thereof. No Person who makes any nonrecourse loan to the Company shall have or acquire, as a result of making such loan, any direct or indirect interest in the Net Profits or any other property of the Company, other than as a creditor. If for any reason the Company fails to pay Transportation Equipment-PLM, LLC any Management Fee (as defined in the Management Agreement), each Member agrees to pay a portion of such Management Fee to Transportation Equipment-PLM, LLC, in accordance with its Percentage Interest, and such advances by the Members shall be debt obligations of the Company and be promptly repaid to the Members by the Company; provided, however, as long as any Obligation under the Loan Documents shall remain outstanding, any such advance by any Member (i) shall be subordinated to the rights of the Secured Creditors under the Loan Documents in terms satisfactory to such Secured Creditors and (ii) shall only be repaid by the Company from funds available for Permitted Distributions. So long as any Obligation under the Loan Documents shall remain outstanding, in the event Transportation-Equipment-PLM, LLC’s Management Fee is paid by the Members pursuant to this Section 4.7, Transportation Equipment-PLM, LLC shall provide the Company with a written acknowledgement that such Management Fee has been paid by the Members within a reasonable period of time after receipt of such Management Fee.

Section 4.8.Tax Treatment. It is the intention of the Members that the Company be treated as a “partnership” for United States federal, state and local income tax purposes, and, except as otherwise required by law, no Member shall take any action inconsistent with the classification of the Company as a partnership for such income tax purposes. Consistent with such intention, the Company shall not make an election under Section 301.7701-3 of the Regulations to be treated as a corporation.

Article V

Members

Section 5.1.Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement or as otherwise required by the Delaware Act. No Member shall have the power to act for or on behalf of, or to bind, the Company, and all Members shall constitute one class or group of Members of the Company for all purposes of the Delaware Act.

Section 5.2.Reimbursements. The Company shall reimburse the Members and the Manager for all ordinary and necessary out-of-pocket expenses incurred by the Members or Manager on behalf of the Company; provided, however, so long as any Obligation under the Loan Documents shall remain outstanding, any such reimbursement shall only be paid by the Company from funds available for Permitted Distributions. The Manager’s determination of which expenses may be reimbursed to a Member and the Manager and the amount of such expenses shall be conclusive. Such reimbursement shall be treated as an expense of the Company that shall not be deemed to constitute a distributive share of the Net Profits or a distribution or return of capital to any Member.

Section 5.3.Restrictions on Transfers; Right of First Refusal Concerning LLC Interests. (a) Except for (i) Transfers among Members (ii) Transfers by any Original Member to one of its Affiliates and (iii) each Member’s pledge of its LLC Interest to HSH Nordbank AG, New York Branch pursuant to the Pledge Agreement, no Member shall have the right to Transfer all or any part of its LLC Interests unless the Member desiring to Transfer its LLC Interests (x) receives the prior written consent of the Manager to such Transfer, which consent may be withheld in the sole discretion of the Manager, and (y) such Member complies with paragraphs (b) through (e) of this Section 5.3 and Section 5.4 hereof; provided that, so long as any Obligation under the Loan Documents shall remain outstanding, no Transfer by any Member of its LLC Interest shall be made unless expressly permitted by the terms of the Loan Documents.

(b)If a Member (a “Transferring Member”) receives from any Person (an “Identified Third Party”) a bona-fide, arm’s-length written offer (a “Bona Fide Offer”) with respect to the Transfer of its LLC Interests, or any portion thereof (the “Offered LLC Interests”), which the Transferring Member desires to accept, the Transferring Member shall give written notice (a “Transfer Notice”) of such Bona Fide Offer to the Company, the Original Members and the Other Members. Each Transfer Notice shall set forth the name and address of the Identified Third Party, the price and material terms and conditions of the Bona Fide Offer and the Transferring Member’s desire to Transfer its Offered LLC Interests on the terms and conditions set forth in the Bona Fide Offer, and be accompanied by a copy of the Bona Fide Offer if it is in writing.

(c)Upon receipt of a Transfer Notice, the Company, the Original Members and the Other Members (each an “Option Holder”) shall each, as a class, have an option in the priority in which they are named heretofore (each, an “Option”) to purchase all (but not less than all) of the Offered LLC Interests at the price and on the terms set forth in the Transfer Notice. If the Company exercises its Option within fifteen (15) days of its receipt of the Transfer Notice, the Original Members and the Other Members shall have no right to exercise their respective Options hereunder. If within fifteen (15) days of the Company’s receipt of the Transfer Notice it does not exercise its Option to purchase all (but not less than all) of the Offered LLC Interests, such Option shall expire with respect to such Offered LLC Interests and the Original Members may then exercise their Options, within thirty (30) days of their receipt of the Transfer Notice, to collectively purchase all (but not less than all) of the Offered LLC Interests on a pro rata basis. If within such thirty (30) day period any Original Member does not exercise its Option to purchase its pro rata amount of the Offered LLC Interests, the other Original Members may, within forty-five (45) days of their receipt of the Transfer Notice, elect to purchase all (but not less than all) of such Offered LLC Interests on a pro rata basis. If within forty five (45) days of the Original Members’ receipt of the Transfer Notice, the Original Members collectively do not exercise their Options to purchase all (but not less than all) of the Offered LLC Interests, such Option shall expire with respect to such Offered LLC Interests and the Other Members may then exercise their Options, within sixty (60) days of their receipt of the Transfer Notice, to purchase all (but not less than all) of the Offered LLC Interests on a pro rata basis. If within such sixty (60) day period any Other Member does not exercise its Option to purchase its pro rata amount of the Offered LLC Interest, the remaining Other Members may, within seventy five (75) days of their receipt of the Transfer Notice, elect to purchase all (but not less than all) of such Offered LLC Interests on a pro rata basis. Each Option shall be exercised by the Option Holder delivering an exercise notice (an “Exercise Notice”) to the Transferring Member within the applicable time period set forth above (each an “Option Exercise Period”). If the Bona Fide Offer provides, in whole or in part, for non-cash consideration, then the “price” offered by the Identified Third Party shall be deemed to be the amount of cash, if any provided in the Bona Fide Offer plus the fair market value of the non-cash consideration. If the Option Holder exercises its Option within the applicable Option Exercise Period, the Transfer of such LLC Interests will be consummated with such Option Holder at the Company’s principal place of business as soon as practicable, but in any event within sixty (60) days from the end of the applicable Option Exercise Period (the “Option Closing”). Contemporaneously therewith, the Transferring Member shall deliver to the Option Holder an assignment of the Transferring Member’s LLC Interests, a bill of sale, instruments of conveyance and all other instruments of transfer reasonably requested by the Option Holder, duly executed and in form and substance reasonably satisfactory to the Option Holder, as shall be necessary to Transfer to and vest in the Option Holder good and merchantable title to such LLC Interest free and clear of all liens, claims and encumbrances.

(d)If no Option Holder(s) exercises its Option within the Option Exercise Period to purchase all (but not less than all) of the Offered LLC Interests or an Option Closing is not consummated within sixty (60) days from the expiration of the applicable Option Exercise Period, then, subject to compliance by the Transferring Member with all of the provisions of this Agreement, the Transferring Member may Transfer all (but not less than all) of the LLC Interests specified in the Transfer Notice to the Identified Third Party at the price and on the terms contained in the Bona Fide Offer at any time within a period ninety (90) days after the date the last Option Exercise Period expires. If the Transferring Member has not so Transferred the LLC Interests to the Identified Third Party within said ninety (90) day period, then the LLC Interests thereafter shall continue to be subject to all of the restrictions contained in this Agreement as though no Transfer Notice had ever been given.

(e)If, in any instance, the Option Holder elects not to exercise its rights hereunder or elects to waive such rights, such election or waiver shall not constitute a waiver of such rights to receive a Transfer Notice in the case of any such sale subsequently proposed.

Section 5.4.Additional Restrictions. Anything contained in the foregoing provisions of this Article V expressed or implied to the contrary notwithstanding:

(a)The Manager may, in addition to any other requirement that it may impose, require as a condition to the Transfer of any LLC Interests (or any portion thereof) that the Transferring Member furnish to the Company an opinion of counsel, satisfactory (both as to such opinion and as to such counsel) to counsel to the Company, that (i) such Transfer would not violate the Securities Act or any applicable state securities laws applicable to the Company or the LLC Interests to be transferred, (ii) such Transfer would not cause the Company to be considered a publicly traded partnership under Section 7704(b) of the Code, (iii) such Transfer would not require the Company or the Manager to register as an investment adviser under the Investment Advisers Act of 1940, as amended, or to register as an investment company under the Investment Company Act of 1940, as amended, (iv) such Transfer would not cause a termination of the Company for federal income tax purposes, and (v) the Transfer would not result in the termination of the Company pursuant to Section 708 of the Code.

(b)Each transferee of LLC Interests (or any portion thereof) shall execute and deliver an instrument satisfactory to the Manager whereby such transferee becomes a party to this Agreement.

(c)Any Transfer of LLC Interests (or any portion thereof) in contravention of any of the provisions of this Article V shall be void and ineffectual and shall not bind, or be recognized by, the Company.

Section 5.5. Right of First Refusal Concerning Equipment. (a) The Company shall not Transfer all or any part of the Equipment to any Person unless the Company complies with paragraphs (b) through (e) of this Section 5.5 and, so long as any Obligation under the Loan Documents shall remain outstanding, unless such Transfer is expressly permitted by the terms of the Loan Documents.

(b)If the Company receives from any Person (an “Offeror”) a bona-fide, arm’s length written offer (an “Equipment Offer”) with respect to the Transfer of any of the Equipment (the “Offered Equipment”) which the Company desires to accept, the Company shall give written notice (an “Equipment Notice”) of such Equipment Offer to each Original Member. Each Equipment Notice shall set forth the name and address of the Offeror, the price and material terms and conditions of the Equipment Offer and the Company’s desire to Transfer the Offered Equipment on the terms and conditions set forth in the Equipment Offer, and be accompanied by a copy of the Equipment Offer if it is in writing.

(c)Each Original Member shall have an option to purchase the Offered Equipment at the price and on the terms set forth in the Equipment Notice (each, an “Equipment Option”). If any Original Member desires to exercise its Equipment Option (an “Exercising Member”), such Exercising Member shall deliver an exercise notice to the Offeror within thirty (30) days of such Exercising Member’s receipt of the Equipment Notice (the “Equipment Option Exercise Period”). If there is more than one Exercising Member, then such Exercising Members shall mutually agree upon an equitable arrangement with respect to such Offered Equipment. If any Original Member does not exercise its Equipment Option, such Original Member’s Equipment Option shall expire with respect to such Offered Equipment. If the Equipment Offer provides, in whole or in part, for non-cash consideration, then the “price” offered by the Offeror shall be deemed to be the amount of cash, if any, provided in the Equipment Offer plus the fair market value of the non-cash consideration. If one or more Original Member exercises its Equipment Option within the Equipment Option Exercise Period, the Transfer of such Offered Equipment will be consummated at the Company’s principal place of business as soon as practicable, but in any event within sixty (60) days from the end of the Equipment Option Exercise Period (the “Equipment Closing”). At the Equipment Closing, each Exercising Member shall deliver to the Company an amount equal to the purchase price set forth in the Equipment Offer or its pro rata amount thereof, as the case may be, by certified or cashier’s check or wire transfer in immediately available funds to an account or accounts designated by the Company. Contemporaneously therewith, the Company shall deliver to the Exercising Member or Members title to such Offered Equipment, bills of sale, assignments, instruments of conveyance and all other instruments of transfer, reasonably requested by the Exercising Member or Members, duly executed and in form and substance reasonably satisfactory to the Exercising Member or Members, as shall be necessary to Transfer to and vest in the Exercising Member or Members good and merchantable title to such Offered Equipment free and clear of all liens, claims and encumbrances.

(d)If no Original Member exercises its Equipment Option within the Equipment Option Exercise Period to purchase all (but not less than all) of the Offered Equipment or an Equipment Closing is not consummated within sixty (60) days from the expiration of the Equipment Option Exercise Period, then, subject to compliance by the Company with all of the provisions of this Agreement, the Company may Transfer all (but not less than all) of the Offered Equipment specified in the Equipment Notice to the Offeror at the price and on the terms contained in the Equipment Offer at any time within ninety (90) days after the date the Equipment Option Exercise Period expires. If the Company has not Transferred the Offered Equipment to the Offeror within said ninety (90) day period, then the Offered Equipment thereafter shall continue to be subject to all of the restrictions contained in this Agreement as though no Equipment Notice had ever been given.

(e)If, in any instance, an Original Member elects not to exercise its rights hereunder or elects to waive such rights, such election or waiver shall not constitute a waiver of such rights to receive an Equipment Notice in the case of any such sale subsequently proposed.

Article VI

Management

Section 6.1.Manager. Unless otherwise required by Section 6.6 of this Agreement, the business and affairs of the Company shall be managed by one (1) Manager who may, but need not, be a Member. Transportation Equipment-PLM, LLC, a Delaware limited liability company, is hereby designated to serve as the initial Manager of the Company. The Company and Transportation-Equipment-PLM, LLC shall contemporaneously herewith enter into that certain Management Agreement attached hereto as Exhibit B and all of the Members hereby approve of such agreement (the “Management Agreement”).

Section 6.2.General Powers of the Manager. The Manager shall have full, exclusive, and complete discretion, power, and authority, subject in all cases to the other provisions of this Agreement and the requirements of applicable law, to manage, control, administer, and operate the business and affairs of the Company for the purpose set forth in Section 3.1, and to make all decisions affecting such business and affairs permitted hereunder, except those requiring the consent or vote of the Members or the Independent Manager as provided herein.

Section 6.3.Removal, Resignation and Replacement of the Manager. The Manager shall serve in such capacity until its resignation or removal. The Manager may be removed and replaced at any time, with or without cause, by the vote of the Members holding a Two-Thirds Interest. A Manager may resign at any time by giving written notice to the Company. Such resignation shall take effect at the time such Manager is replaced by the Company. Upon resignation or removal of a Manager, the Members holding a Two-Thirds Interest shall appoint a replacement Manager.

Section 6.4.Devotion of Time. The Manager shall devote such time to the affairs of the Company as it deems necessary for the proper performance of its duties.

Section 6.5.No Management by Other Members. Except as otherwise expressly provided herein, no Member shall take part in the day-to-day management or the operation or control of the business and affairs of the Company. Except and only to the extent expressly provided for in this Agreement and as delegated by the Manager, no Member or other Person shall be an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

Section 6.6.Matters Requiring Independent Manager Approval. Notwithstanding anything to the contrary contained in this Agreement or the Certificate, so long as any Obligation under the Loan Documents shall remain outstanding, the written consent or affirmative vote of one (1) Independent Manager shall be required to:

(a)enter into any transaction of merger or consolidation, or change the form of organization of its business, or transfer its properties and assets substantially as an entirety to any other Person; or

(b)(i) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for, or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its assets, domestic or foreign, or (v) make a general assignment for the benefit of creditors; or

(c)authorize the amendment of the Company’s Certificate or this Agreement to: (i) provide for the removal and/or substitution of the Independent Manager provided for hereunder unless a new Independent Manager is designated by the Administrative Agent and is appointed and accepts such appointment; (ii) enlarge or alter the special purpose of the Company set forth in Section 3.1 hereof; (iii) remove the Independent Manager (even upon the insolvency or institution of bankruptcy proceedings involving the Company); or (iv) permit or cause the Company to dissolve or to liquidate.

So long as any Obligation under the Loan Documents shall remain outstanding, if the Company shall not have one (1) Independent Manager, the Company, or any of the Members or Manager on behalf of the Company, shall not (i) do, take or perform any of the actions set forth in clause (a), (b) or (c) above or (ii) vote upon any matter set forth in clause (a), (b) or (c) above. So long as any Obligation under the Loan Documents shall remain outstanding, any such action or vote taken by the Company, or any of the Members or Manager on behalf of the Company, without the written consent or affirmative vote of an Independent Manager designated by the Administrative Agent shall not be valid.

The Independent Manager shall have none of the rights or powers granted to the Manager pursuant to the express terms of this Agreement or as otherwise granted to the Manager by the Delaware Act. The sole rights and powers granted to the Independent Manager under this Agreement shall be to consent or not consent to or vote upon the matters set forth in Section 6.6 hereof, but only so long as any Obligation under the Loan Documents shall remain outstanding. After the satisfaction of all Obligations under the Loan Documents, all references in this Agreement to the Independent Manager shall have no further force or effect.

Article VII

Meetings and Voting by Members

Section 7.1.Meetings. Neither regular nor special meetings of the Members shall be required; however, a meeting of the Members may be called at any time by a Member holding at least ten percent (10%) of the Percentage Interests. Meetings of Members shall be held at the Company’s principal place of business or at such other place as determined by the Member calling the meeting. Not less than ten (10) days or more than sixty (60) days before each meeting, the Member calling the meeting shall give written notice of the meeting to each Member entitled to vote at the meeting. The notice shall state the time, place and purpose of the meeting. Notwithstanding the foregoing sentences, each Member who is entitled to notice waives notice if before or after the meeting, the Member signs a waiver of the notice which is filed with the records of Members’ meetings or is present at the meeting in person or by proxy. Unless this Agreement provides otherwise, at a meeting of the Members, the presence in person or by proxy of the Members holding a majority of the Percentage Interests then held by the Members constitutes a quorum. A Member may vote either in person or by written proxy signed by the Member or by its duly authorized attorney-in-fact.

Section 7.2.Telephonic Meetings. Any and all Members may participate in any Members’ meeting by, or through the use of, any means of communication by which all Members participating may simultaneously hear each other during the meeting. A Member so participating is deemed to be present in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

Section 7.3.Member Approval. Except as otherwise provided in this Agreement (including, without limitation, Section 6.6), the affirmative vote of the Members holding a majority of the Percentage Interests then held by the Members shall be required to approve any matter coming before the Members.

Section 7.4.Written Consent. In lieu of holding a meeting, the Members may vote or otherwise take action by a written instrument indicating the consent of the Members holding the required Percentage Interests then held by the Members to approve such action. Action taken under this Section 7.4 is effective when the Members holding the required Percentage Interests necessary to approve such action have signed the written instrument, unless the written instrument specifies a different effective date. Following the action by written instrument, the Company shall deliver notice of such action to those Members who have not consented in writing.

Article VIII

Amendments

This Agreement may not be amended, altered or modified except by a written instrument signed by (x) Members holding a Two-Thirds Interest or (y) Members holding at least a majority of the Percentage Interests and the Manager; provided, however, so long as any Obligation under the Loan Documents shall remain outstanding, no such amendment, alteration or modification shall be made unless expressly permitted by the terms of the Loan Documents and adopted in a manner consistent with Section 6.6 hereof, if applicable. Notwithstanding the foregoing sentence, the Manager, without such approval, may make any amendments, alterations or modifications from time to time required to comply with the then existing requirements of the Code and the Regulations, affecting the status of the Company as a partnership for federal income purposes, or to clarify or rectify any mistake or ambiguity in this Agreement.

Article IX

Allocations and Distributions

Section 9.1.Manager’s Determination. The Manager shall have the sole authority to determine the timing and amount of all Distributions to Members; provided, however, that all Distributions shall be allocated among the Members in accordance with Section 9.2 hereof; provided, further, as long as any Obligation under the Loan Documents shall remain outstanding, Distributions by the Company shall be limited to amounts received by the Company pursuant to (i) on the Closing Date, the disbursement of the Loans under the Loan Agreement, (ii) so long as no Event of Default has occurred and is continuing, Clause Tenth of Section 1.15(a) of the Loan Agreement and (iii) if an Event of Default has occurred and is continuing, Clause Fifth of Section 1.15(b) of the Loan Agreement (collectively, the “Permitted Distributions”).

Section 9.2.Distributions. Subject to Section 9.1 hereof, Distributions, if any, from the Company to its Members shall be made to the Members according to their Percentage Interests as set forth on Exhibit A hereto, as such Exhibit may be amended from time to time in accordance with the terms hereof.

Section 9.3.No Violation. Notwithstanding any provision to the contrary contained in this Agreement, the Company and the Manager on behalf of the Company shall not be required to make a Distribution to any Member on account of its interest in the Company if such Distribution would violate Section 18-607 of the Delaware Act or other applicable law.

Section 9.4.Withholding. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation by the Company shall be treated as amounts paid by the Company. Such amounts shall in turn be allocated to and treated as distributed to the Members for all purposes under this Agreement. The Manager is authorized to withhold from Distributions or allocations to the Members and to pay over to the appropriate federal, state, local or foreign government any amounts required to be so withheld. The Manager shall allocate any such amounts to the Members in respect of whose Distribution or allocation the tax was withheld and shall treat such amounts as actually distributed to such Members.

Section 9.5.Property Distributions and Installment Sales. If any assets of the Company shall be distributed in kind pursuant to this Article IX, such assets shall be distributed to the Members entitled thereto in the same proportions as the Members would have been entitled to cash Distributions. The amount by which the fair market value, as determined by the Manager, of any property to be distributed in kind to the Members exceeds or is less than the Book Value of such property shall, to the extent not otherwise recognized by the Company, be taken into account in determining Net Profit and Net Loss and determining the Capital Accounts of the Members as if such property had been sold at its fair market value immediately prior to the Distribution. If any assets are sold in transactions in which, by reason of the provisions of Section 453 of the Code or any successor thereto, gain is realized but not recognized, such gain shall be taken into account when realized in computing gain or loss of the Company for purposes of allocation of Net Profit or Net Loss under this Article IX, and, if such sales shall involve substantially all the assets of the Company, the Company shall be deemed to have been dissolved and terminated notwithstanding any election by the Members to continue the Company for purposes of collecting the proceeds of such sales.

Section 9.6.Allocations of Net Profit or Net Loss. After giving effect to the special allocations provisions set forth in this Article IX for any taxable year of the Company, the Net Profit or Net Loss of the Company shall be allocated among the Members according to their Percentage Interests.

Section 9.7.Special Allocations. The following special allocations shall be made in the following order:

(a)Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article IX, if there is a net decrease in Company Minimum Gain during any taxable year, each Member shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 9.7(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b)Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article IX, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any taxable year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent taxable year) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 9.7(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c)Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 9.7(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IX have been tentatively made as if this Section 9.7(c) were not in the Agreement.

(d)Gross Income Allocation. In the event any Member has an Adjusted Capital Account Deficit at the end of any taxable year, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 9.7(d) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article IX have been made as if Section 9.7(c) and this Section 9.7(d) were not in the Agreement.

(e)Nonrecourse Deductions. Nonrecourse Deductions for any taxable year shall be specially allocated to the Members in proportion to their respective Percentage Interests.

(f)Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any taxable year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

Section 9.8.Loss Limitation. Losses allocated pursuant to Section 9.6 hereof shall, to the extent possible, not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any taxable year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 9.6 hereof, the limitation set forth in this Section 9.8 shall be applied on a Member by Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Member’s Capital Accounts so as to allocate the maximum permissible Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations. Any remaining Losses shall be allocated first to the Members in proportion to the extent to which such Members bear the economic risk with respect to such Losses and then to the Members in proportion to their Percentage Interests.

Section 9.9.Curative Allocations. The allocations set forth in Sections 9.7 and 9.8 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 9.9. Therefore, notwithstanding any other provision of this Article IX (other than the Regulatory Allocations), to the extent permitted under the Regulations, the Manager shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 9.6.

Section 9.10.Other Allocation Rules. (a) For purposes of determining the Net Profits, Net Losses, or any other items allocable to any period, Net Profits, Net Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any Percentage permissible method under Code Section 706 and the Regulations thereunder. To the extent Members’ Percentage Interests have changed during a period of allocation, the Manager shall determine, in its sole discretion, the method for allocating Net Profits, Net Losses and other items in accordance with the applicable general allocation rules set forth herein. Such method may involve (i) calculating the Members’ weighted average Percentage Interests for such period based on a daily, monthly or other basis, (ii) calculating Net Profit, Net Loss and other items during portions of such period that correspond to times when Members’ Percentage Interests are constant, or (iii) such other procedures as the Manager may determine.

(b)The Members are aware of the income tax consequences of the allocations made by this Article IX and hereby agree to be bound by the provisions of this Article IX in reporting their shares of Company income and loss for income tax purposes.

(c)Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a) (3), the Members’ interests in Company Net Profit shall be equal to their respective Percentage Interests.

Section 9.11.Tax Allocations: Code Section 704(c). For tax purposes, all items of income, gain, loss, deduction, expense and credit, other than tax items corresponding to items allocated pursuant to Sections 9.7, 9.8 and 9.9, shall be allocated in the same manner as are Net Profits and Net Losses; provided, however, that in accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deductions with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Book Value (computed in accordance with the definition of Book Value) using any method or methods permitted by the applicable Regulations that the Manager determines to apply.

In the event the Book Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Book Value, subsequent allocations of income, gain, loss and deductions with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the Regulations thereunder using any method or methods permitted by the applicable Regulations that the Manager determines to apply.

Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement.

Section 9.12.Interpretation. It is the intent of the Members that the provisions hereof relating to each Member’s distributive share of income, gain, loss, deduction and credit (and items thereof) shall comply with the provisions of Sections 704(b), 704(c), 706 and other relevant provisions of the Code and the applicable Regulations. In furtherance of the foregoing, the Manager is hereby directed to resolve any ambiguity in the provisions of this Agreement in a manner that will preserve and protect the allocations provided for in this Article IX for federal income tax purposes and, subject to the last sentence hereof, to adopt such curative provisions to this Article IX as the Manager may deem necessary or appropriate. In the event of any dispute, the decision of the independent tax counsel employed by the Company shall be final. Notwithstanding the foregoing, no Member shall have the right to require or compel any distribution of cash or property not authorized or provided for by the provisions of this Agreement, and the Manager shall not have the right to alter any distribution of cash or property provided for by the provisions of this Agreement on the ground that such action is necessary to cause the provisions hereof to conform to the provisions of the Regulations.

Article X

Accounting

For both financial and tax reporting purposes and for purposes of determining Net Profits and Net Losses, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate for the Company’s business.

Article XI

Tax Matters Partner

PLM Equipment Growth & Income Fund VII is hereby specifically authorized as “Tax Matters Partner” of the Company for purposes of §6231(a)(7) of the Code and shall have the power to manage and control, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes.

Article XII

Liability, Exculpation and Indemnification

Section 12.1.Liability. (a) Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally or otherwise for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

(b)Except as otherwise expressly required by law, a Member shall have no liability in excess of (i) the amount of its Capital Contributions, (ii) its share of any assets and undistributed Net Profits of the Company, (iii) its obligation to make other payments expressly provided for in this Agreement, and (iv) the amount of any distributions wrongfully distributed to it.

Section 12.2.Exculpation. (a) No Member or Manager shall be liable to the Company or any other person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member or Manager in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Member or Manager by this Agreement, except that a Member or Manager shall be liable for any such loss, damage or claim incurred by reason of such Member or Manager’s gross negligence or willful misconduct.

(b)A Member or Manager shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters that the Member or Manager reasonably believes are within such Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including such information, opinions, reports or statements may include assessing the value and amount of the assets, liabilities, Net Profits, Net Losses, or may include any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

Section 12.3.Indemnification. To the fullest extent permitted by applicable law, any Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 12.3 (i) shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability or otherwise on account thereof and (ii) so long as any Obligation under the Loan Documents shall remain outstanding, shall be subordinated to the rights of the Secured Creditors under the Loan Documents in terms satisfactory to such Secured Creditors and shall only be repaid by the Company from funds available for Permitted Distributions. The Company may, from time to time, enter into separate indemnity agreements with any of the Covered Persons or certain other parties.

Section 12.4.Expenses. To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall (i), from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 12.3 hereof and (ii) so long as any Obligation under the Loan Documents shall remain outstanding, be subordinated to the rights of the Secured Creditors under the Loan Documents in terms satisfactory to such Secured Creditors and shall only be repaid by the Company from funds available for Permitted Distributions.

Section 12.5.Outstanding Businesses. Except as expressly set forth herein, any Manager, Member or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company, the Manager and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. Except as expressly set forth herein, no Manager, Member or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that if presented to the Company could be taken by the Company, and any Manager, Member or Affiliate thereof shall have the right to take for its own account (individually or as a partner, Member, fiduciary or otherwise) or to recommend to others any such particular investment opportunity.

Article XIII

Dissolution, Liquidation and Termination

Section 13.1.Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

(a)the expiration of the term of the Company, as provided in Section 2.3 hereof;

(b)the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act; or

(c)upon the unanimous written agreement of all of the Members including, but only so long as any Obligation under the Loan Documents is outstanding, the Independent Manager in accordance with Section 6.6 hereof.

Section 13.2.Notice of Dissolution. Upon the dissolution of the Company, the Manager shall promptly notify the Members of such dissolution.

Section 13.3.Liquidation. Upon dissolution of the Company, the Manager shall immediately commence to wind up the Company’s affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Members shall continue to share in Distributions during liquidation in the same manner, as specified in Article IX hereof, as is applicable before liquidation. The proceeds of liquidation shall be distributed, as realized, in accordance with the provisions of Section 18-804 of the Delaware Act.

Section 13.4.Termination. The Company shall terminate when all of the assets of the Company have been distributed in the manner provided for in this Article XIII, and the Certificate shall have been canceled in the manner required by the Delaware Act.

Section 13.5.Claims of the Members. Members and former Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member.

Article XIV

Miscellaneous

Section 14.1.Notices. All notices, demands and other communications hereunder shall be in writing and delivered by first class mail, personally, by facsimile or overnight courier directed to the address of such Member listed in the books and records of the Company or to the Company at the Company’s principal place of business. Notices, demands and other communications shall be conclusively deemed to have been received by the party to whom addressed three (3) business days after deposited with the United States mail or one (1) business day after deposited with the overnight courier, delivered personally or faxed.

Section 14.2.Entire Agreement. This Agreement (including the Exhibits hereto) contains the entire understanding of the parties hereto and thereto, supersedes all prior agreements and understandings relating to the subject matter hereof. Each of the parties hereto further acknowledge and agree that, in entering into this Agreement they have not in any way relied upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement.

Section 14.3.Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules.

Section 14.4.Headings. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

Section 14.5.Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

Section 14.6.No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, except the parties hereto, any rights or remedies under or by reason of this Agreement.

Section 14.7.Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 14.8.Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

Section 14.9.Agreement Drafted by Counsel for the Company. This Agreement has been drafted by Chapman and Cutler LLP (“Chapman”) as counsel for the Company. Each party hereto has been advised that a conflict may exist between its interests and the interests of the other parties, and it has been advised to seek the advice of independent counsel and has had the opportunity to seek such advice. Each party has been advised that this Agreement has differing tax consequences and has received no representation from Chapman about the tax consequences of this Agreement. Each party acknowledges that Chapman has not represented and will not represent any party hereto with respect to its purchase of LLC Interests.

In Witness Whereof, the parties hereto have executed this Agreement as of the date first above stated.

Manager:                                                                                                        Members:

Transportation Equipment-PLM, LLC                                                             PLM Equipment Growth Fund V

                                                                                                                       By: PLM Financial Services, Inc., a Delaware corporation, its sole general partner

By   __________________________________                                            By_________________________________________________

        Its _______________________________                                                  Its ______________________________________________

                                                                                                                       PLM Equipment Growth Fund VI

                                                                                                                       By: PLM Financial Services, Inc., a Delaware corporation, its sole general partner

                                                                                                                       By ________________________________________________

                                                                                                                            Its ______________________________________________

                                                                                                                       PLM Equipment Growth & Income Fund VII

                                                                                                                       By: PLM Financial Services, Inc., a Delaware corporation, its sole general partner

                                                                                                                       By ________________________________________________

                                                                                                                             Its _____________________________________________

Exhibit A
Dated
June 29, 2004

Name of Member And Address	Capital Contribution	Percentage Interest
PLM Equipment Growth Fund V 1 North LaSalle Street Suite 2700 Chicago, Illinois 60602 Attention: Michael Clayton	$229	22.9%
PLM Equipment Growth Fund VI 1 North LaSalle Street Suite 2700 Chicago, Illinois 60602 Attention: Michael Clayton	$433	43.3%
PLM Equipment Growth & Income Fund VII 1 North LaSalle Street Suite 2700 Chicago, Illinois 60602 Attention: Michael Clayton	$338	33.8%
Total	$1,000	100%

Exhibit A
Dated
July 1, 2004

Name of Member And Address	Capital Contribution	Percentage Interest
PLM Equipment Growth Fund V 1 North LaSalle Street Suite 2700 Chicago, Illinois 60602 Attention: Michael Clayton	$7,720,229	22.9%
PLM Equipment Growth Fund VI 1 North LaSalle Street Suite 2700 Chicago, Illinois 60602 Attention: Michael Clayton	$14,622,433	43.3%
PLM Equipment Growth & Income Fund VII 1 North LaSalle Street Suite 2700 Chicago, Illinois 60602 Attention: Michael Clayton	$11,411,338	33.8%
Total	$33,754,000	100%

Exhibit B

[Management Agreement]

Exhibit C

[Interest Certificate]